UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2006

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification No.)
3280 Bayshore Boulevard
Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (415) 466-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 25, 2006 InterMune, Inc. (“InterMune”) reached a comprehensive settlement with the government to resolve all claims relating to promotional activities for Actimmune for idiopathic pulmonary fibrosis (“IPF”) by former InterMune employees during a period ending in June 2003. As part of this comprehensive settlement, InterMune entered into a Civil Settlement Agreement with the United States Department of Justice and the United States Attorney’s Office for the Northern District of California. In addition, InterMune entered into a Deferred Prosecution Agreement with the United States Attorney’s Office for the Northern District of California and a Corporate Integrity Agreement with the Office of the Inspector General of the United States Department of Health and Human Services (collectively, the “Agreements”).
     Under the terms of the Civil Settlement Agreement, InterMune will pay $36.9 million plus 5% interest to the government over a period of five years, an amount to be shared between the Federal and participating State governments as per the agreement and the Medicaid Program. InterMune will make the first installment payment of $5 million within 10 days of judicial approval of the Deferred Prosecution Agreement, and will make additional payments on the remaining amount over the next five years in annual installments as set forth in the chart below. The Civil Settlement Agreement contains a provision for the acceleration of certain of the $36.9 million in scheduled payments if InterMune receives over $150 million from partnering, license fees and milestone payments (excluding any research and development contributions), external debt and equity financing during the term of the Civil Settlement Agreement, subject to a cap on any acceleration of payment of $10 million in any one year.
     Under the terms of the Deferred Prosecution Agreement, the United States Attorney’s Office for the Northern District of California will file an Information charging InterMune with one count of off-label promotion of Actimmune for use with IPF, but will defer prosecution of such charge during the two year term of the Deferred Prosecution Agreement. The U.S. Attorney will seek dismissal of the Information after the two year period if InterMune complies with the provisions of the Deferred Prosecution Agreement. The Deferred Prosecution Agreement becomes effective when approved by the United States District Court for the Northern District of California.
     Under the terms of the Corporate Integrity Agreement, the Office of the Inspector General of the United States Department of Health and Human Services agrees to waive any potential exclusion of InterMune from participation in federal health care programs provided that InterMune complies with the terms of the Corporate Integrity Agreement for a period of five years. As part of the agreement, InterMune agrees to retain an independent review organization to conduct periodic reviews of its promotional processes and policies as well as reviews of certain medical affairs group records.

Date	Payment Amount	5% Interest Amount	Principal	Balance
				$36,944,043.50
11/1/2006	$5,000,000.00	—	$5,000,000.00	$31,944,043.50
11/1/2007	$5,000,000.00	$1,597,202.18	$3,402,797.83	$28,541,245.68
11/3/2008	$6,500,000.00	$1,427,062.28	$5,072,937.72	$23,468,307.96
11/2/2009	$7,000,000.00	$1,173,415.40	$5,826,584.60	$17,641,723.36
11/1/2010	$9,000,000.00	$882,086.17	$8,117,913.83	$9,523,809.52
11/1/2011	$10,000,000.00	$476,190.48	$9,523,809.52	$0.00
Total:	$42,500,000.00	—	$36,944,043.50	—

     The description of the terms and conditions of the Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, copies of which InterMune intends to file with its Annual Report on Form 10-K for the period ending December 31, 2006.
Item 2.02. Results of Operations and Financial Condition.
     On October 26, 2006, InterMune, Inc. issued a press release announcing its financial results for the third quarter ended September 30, 2006. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
     The information in this Item 2.02 and in the press release attached as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the press release attached as Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by InterMune, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 7.01. Regulation FD Disclosure.
     On October 26, 2006, InterMune issued a press release announcing the comprehensive settlement with the government to resolve all claims relating to promotional activities for Actimmune for IPF by former InterMune employees. This press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     The following exhibit is furnished with this report on Form 8-K:

Number	Description

99.1	Press Release dated October 26, 2006 of InterMune, Inc.
     In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, which is incorporated by reference therein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.
	By:	/s/ Daniel G. Welch
Daniel G. Welch
Dated: October 26, 2006		Chief Executive Officer and President

EXHIBIT INDEX

Number	Description

99.1	Press Release dated October 26, 2006 of InterMune, Inc.